UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KB HOME
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The definitive additional materials filed herewith provide the following information inadvertently omitted from the registrant’s definitive 2019 Proxy Statement, filed with the Securities and Exchange Commission on March 1, 2019.

Independent Auditor Fees and Services.

The fee amounts shown on page 46 of the 2019 Proxy Statement associated with the services Ernst & Young LLP provided to the registrant in its 2018 and 2017 fiscal years are correct. The services Ernst & Young LLP provided in those fiscal years were as follows:

In 2018 and 2017, Ernst & Young LLP’s audit fees included an annual consolidated financial statement audit, audits of KB Home’s financial services subsidiary, and an audit of KB Home’s internal control over financial reporting. Audit-related fees in both years included an audit of KB Home’s 401(k) Savings Plan and accounting consultations.

Simultaneous Audit Committee Service.

The KB Home Board of Directors determined that Dr. Stuart A. Gabriel’s simultaneous service on the audit committees of three other public companies does not impair his ability to serve effectively on the Board’s Audit and Compliance Committee.